Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WALDENCAST ACQUISITION CORP.
PROMISSORY NOTE

Principal Amount: Up to $600,000	Dated as of May 20, 2022
(See Schedule A)

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, Waldencast Acquisition Corp., a Cayman Islands exempted company (“Maker”), promises to pay to Waldencast Long-Term Capital LLC, a Cayman Islands limited liability company (“Payee”), or order, the principal balance as set forth on Schedule A hereto in lawful money of the United States of America; which schedule shall be updated from time to time by the parties hereto to reflect all advances and readvances outstanding under this Note; provided that at no time shall the aggregate of all advances and readvances outstanding under this note exceed six hundred thousand U.S. Dollars (U.S.$600,000). Any advance hereunder shall be made by the Payee upon a request of Maker and shall be set forth on Schedule A. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. All unpaid principal under this Note shall be due and payable in full on the earlier of: (i) the date by which Maker has to complete a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”) pursuant to its Amended and Restated Memorandum and Articles of Association (as may be amended from time to time), and (ii) the effective date of a Business Combination (such earlier date of (i) and (ii), the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). Any outstanding principal under this Note may be prepaid at any time by Maker, at its election and without penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. Drawdown Requests. Maker and Payee agree that Maker may request, from time to time, up to six hundred thousand U.S. Dollars (U.S.$600,000) in draw downs under this Note to be used for working capital purposes. The principal of this Note may be drawn down from time to time prior to the Maturity Date upon request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand U.S. Dollars (U.S. $10,000) unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than three (3) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed six hundred thousand U.S. Dollars (U.S.$600,000). No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

3. Interest. No interest shall accrue on the unpaid principal balance of this Note.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note on the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which proceeds of Maker’s initial public offering (the “IPO”) (including the deferred underwriting discounts and commissions) and proceeds of the sale of Private Placement Warrants were or will be deposited, as described in greater detail in the registration statement on Form S-1 relating to the IPO filed by Maker with the Securities and Exchange Commission, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

14. Successors and Assigns.  Subject to the restrictions on transfer in Sections 16 and 17 below, the rights and obligations of Maker and Payee hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise) with the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

15. Transfer of this Note.  With respect to any sale or other disposition of this Note, Payee shall give written notice to Maker prior thereto, describing briefly the manner thereof, together with (i) except for a Permitted Transfer (as defined below), in which case the requirements in this clause (i) shall not apply, a written opinion (unless waived by Maker) reasonably satisfactory to Maker in form and substance from counsel reasonably satisfactory to Maker to the effect that such sale or other distribution may be effected without registration or qualification under any federal or state law then in effect and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Maker in form and substance agreeing to be bound by the restrictions on transfer contained herein. Upon receiving such written notice, reasonably satisfactory opinion (unless waived by Maker), or other evidence, and such written acknowledgement, Maker, as promptly as practicable, shall notify Payee that Payee may sell or otherwise dispose of this Note, all in accordance with the terms of the note delivered to Maker. If a determination has been made pursuant to this Section 16 that the opinion of counsel for Payee, or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to Maker, Maker shall so notify Payee promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for Maker such legend is not required in order to ensure compliance with the Securities Act. Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration on the books maintained for such purpose by or on behalf of Maker. Prior to presentation of this Note for registration of transfer, Maker shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Maker shall not be affected by notice to the contrary. For purposes hereof “Permitted Transfer” shall have the same meaning as any transfer that would be permitted for the Private Placement Warrants under the Letter Agreement, dated the date hereof, among Maker, Payee and the other parties thereto.

16. Acknowledgment. Payee is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. Payee understands that the acquisition of this Note involves substantial risk. Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

WALDENCAST ACQUISITION CORP.

By:	/s/ Tassilo Festetics
	Name:	Tassilo Festetics
	Title:	Chief Financial Officer

Acknowledged and agreed as of the day and year first above written.

WALDENCAST LONG-TERM CAPITAL LLC

By:	/s/ Michel Brousset
Name:	Michel Brousset
Title:	Founder/CEO

[Signature Page to Promissory Note]

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